Exhibit 10.44

NOTE AND WARRANT PURCHASE AGREEMENT

by and between Exyn Technologies, Inc. and Evergreen Capital Management, LLC

Dated as of April 30, 2026

This NOTE AND WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into as of April 30, 2026 (the "Effective Date"), by and between Exyn Technologies, Inc., a Delaware corporation (the "Company"), and Evergreen Capital Management, LLC (the "Lender", and together with the Company, the "Parties").

RECITALS

WHEREAS, the Company desires to issue and sell to the Lender, and the Lender desires to purchase from the Company, (i) a Senior Secured Convertible Promissory Note in the aggregate principal face amount of $588,235.29 (the "Note"), (ii) a warrant (the "Warrant", and together with the Note, the "Securities") to purchase shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and (iii) twenty-five thousand (25,000) shares of Common Stock as an equity kicker (the "Equity Kicker Shares"), all on the terms set forth herein;

WHEREAS, the Note is being issued with an original issue discount equal to fifteen percent (15%) of the Principal Amount, such that the cash purchase price payable by the Lender at the Closing shall be $500,000.00 (the "Purchase Price");

WHEREAS, the obligations of the Company under the Note will be secured by a first-priority security interest (subject only to the prior senior security interest of Western Alliance Bank) in substantially all assets of the Company, as set forth in the Security Agreement (as defined herein);

WHEREAS, the Note shall rank pari passu in right of payment with all other unsecured or junior-secured convertible promissory notes of the Company outstanding from time to time (collectively, the "Other Convertible Notes"), and shall be subordinate to all Senior Indebtedness owed to Western Alliance Bank, in each case as more particularly set forth in the Note and the Subordination Agreement (as defined herein);

WHEREAS, in connection with, and as a condition to, the Company's pending initial public offering (the "IPO") on The Nasdaq Capital Market to be underwritten by Lucid Capital Markets, LLC as representative of the underwriters (the "Representative"), and at the request of the Representative, the Lender has agreed to be bound by a ninety (90) day lock-up restriction on the Securities, the Conversion Shares, and the Warrant Shares, on the terms set forth in Section 5.6 of this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

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ARTICLE I - PURCHASE AND SALE OF THE SECURITIES

1.1. Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue, sell and deliver to the Lender, and the Lender shall purchase from the Company, the Note in the aggregate principal face amount of $588,235.29 and the Warrant, and the Company shall issue and deliver to the Lender the Equity Kicker Shares, in exchange for payment by the Lender of the Purchase Price of $500,000.00 in immediately available funds.

1.2. Original Issue Discount. The Parties acknowledge and agree that the Note is being issued with an original issue discount equal to $88,235.29 (the "OID"), which is intended to qualify as original issue discount within the meaning of Sections 1271-1275 of the Internal Revenue Code of 1986, as amended. The Parties shall report the issuance of the Note in a manner consistent with the foregoing.

1.3. Use of Proceeds. The Company shall use the proceeds of the Financing for general working capital, IPO-readiness expenses, and such other purposes as may be agreed between the Company and the Lender in writing. The Company shall not, without the Lender's prior written consent, apply any portion of the proceeds to the repayment of any existing indebtedness of the Company.

1.4. Additional Draw Option. Subject to the mutual written agreement of the Company and the Lender, the Company shall have a one-time option (the "Additional Draw Option"), exercisable on or prior to the date that is ninety (90) days following the Closing, to draw an additional $500,000 in cash from the Lender on terms substantively identical to those of the initial Financing, including a 15% original issue discount (resulting in an additional face amount of $588,235.29), 10% per annum interest, 100% warrant coverage, and the same security, conversion, and registration-rights terms as set forth herein. The Additional Draw Option shall automatically expire and be of no further force or effect if not exercised by such date, and any exercise shall be documented by an amendment or supplement to this Agreement and the other Transaction Documents executed by the Parties.

1.5. Equity Kicker. Upon the initial Closing, the Company shall issue to the Lender twenty-five thousand (25,000) shares of Common Stock (the "Equity Kicker Shares") as additional consideration for the Lender's entry into this Agreement. The Equity Kicker Shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be issued in the name of Evergreen Capital Management, LLC. The Equity Kicker Shares and related rights are independent of, and shall not be subordinated to, any equity or conversion rights of any other creditor or equity holder of the Company, and no third-party consent shall be required for their issuance, registration, resale, or enforcement. The Company shall reserve a sufficient number of shares of Common Stock for issuance pursuant to this Section 1.5 and shall take all corporate action necessary to authorize and effect such issuance at the Closing.

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ARTICLE II — THE CLOSING

2.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place remotely by exchange of executed documents and wire transfer of funds on the Effective Date, or such other date as the Parties may agree in writing (the "Closing Date").

2.2. Deliveries by the Company. At the Closing, the Company shall deliver to the Lender: (i) the duly executed Note; (ii) the duly executed Warrant (substantively identical to the IPO Warrant being offered by the Company in the IPO, with a per-share exercise price equal to the IPO Price and otherwise on the economic and governance terms set forth in the Term Sheet); (iii) a stock certificate or book-entry notice evidencing the issuance of the Equity Kicker Shares in the name of the Lender; (iv) a duly executed Security Agreement, together with such UCC-1 financing statements and other filings necessary to perfect the Lender's security interest in the Collateral; (v) a Subordination, Intercreditor and/or Lien Subordination Agreement on Western Alliance Bank's customary form, executed by Western Alliance Bank, the Company and the Lender, subordinating the Note and the Lender's security interest to the Senior Bank Facility; (vi) a Secretary's Certificate of the Company certifying its constituent documents, board and (if required) stockholder authorizing resolutions, and incumbency of officers; (vii) an Officer's Certificate as to the accuracy of representations and warranties and the satisfaction of conditions; and (viii) such legal opinions and additional documents as the Lender may reasonably request.

2.3. Deliveries by the Lender. At the Closing, the Lender shall deliver to the Company: (i) the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Company; (ii) duly executed counterparts of this Agreement, the Security Agreement and the Subordination Agreement; and (iii) a completed and executed accredited investor questionnaire. The Lender shall also deliver, prior to the pricing of the IPO, a customary lock-up letter to the Representative substantially consistent with Section 5.6 hereof if so requested by the Representative.

ARTICLE III — REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender as of the Effective Date and as of the Closing Date as follows:

3.1. Organization, Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

3.2. Authorization; Enforceability. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities and the Equity Kicker Shares. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Documents and the issuance and delivery of the Securities and the Equity Kicker Shares has been (or, as of the Closing Date, will have been) taken. Each Transaction Document, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

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3.3. Capitalization. The capitalization of the Company is as set forth in the most recent S-1/A registration statement filed by the Company with the Securities and Exchange Commission (the "SEC") (as amended, the "Registration Statement"). Except as disclosed in the Registration Statement and on Schedule 3.3 (which Schedule lists each series of Other Convertible Notes outstanding immediately prior to the Closing), there are no outstanding options, warrants, convertible or exchangeable securities, or other rights to acquire equity securities of the Company.

3.4. No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of the Company's charter or bylaws, (ii) conflict with, result in a breach of, or constitute a default under any material agreement to which the Company is a party (including any agreement with Western Alliance Bank or any holder of Other Convertible Notes, except as may be addressed by the Subordination Agreement and customary intercreditor arrangements), or (iii) violate any law or governmental order applicable to the Company.

3.5. SEC Filings; Registration Statement. The Registration Statement, as amended through the Closing Date, complies in all material respects with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder. As of its date and as of the Closing Date, the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6. Financial Statements. The financial statements of the Company included in the Registration Statement (the "Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied and fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated.

3.7. Absence of Undisclosed Liabilities. Except as disclosed in the Financial Statements or the Registration Statement, or as incurred in the ordinary course of business since the date of the most recent balance sheet included therein, the Company has no material liabilities of any nature.

3.8. Indebtedness; Senior Bank. Schedule 3.8 sets forth a true and complete list of all outstanding Indebtedness of the Company in excess of $100,000 in the aggregate as of the Closing Date, including (i) the senior credit facility with Western Alliance Bank (the "Senior Bank Facility") and (ii) the Other Convertible Notes. The Company has provided the Lender with true and correct copies of the Senior Bank Facility documents, the Other Convertible Notes, and all related material amendments, security agreements and intercreditor arrangements.

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3.9. Intellectual Property. The Company owns or possesses sufficient legal rights to all intellectual property reasonably necessary to conduct its business as now conducted and as proposed to be conducted, without any known conflict with or infringement of the rights of others.

3.10. Material Contracts. Each material contract of the Company described in the Registration Statement is in full force and effect, and the Company is not in material default thereunder.

3.11. Litigation. Except as disclosed in the Registration Statement, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

3.12. Compliance with Laws. The Company is in compliance in all material respects with all laws and governmental orders applicable to it and has obtained all material governmental authorizations necessary for the conduct of its business.

3.13. Securities Law Compliance. Assuming the accuracy of the Lender's representations in Article IV, the offer, sale and issuance of the Securities and the Equity Kicker Shares are exempt from the registration requirements of the Securities Act and applicable state securities laws.

ARTICLE IV — REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Company as of the Effective Date and as of the Closing Date as follows:

4.1. Authorization. The Lender has full power and authority to enter into the Transaction Documents and the Transaction Documents constitute valid and legally binding obligations of the Lender, enforceable in accordance with their terms.

4.2. Accredited Investor. The Lender is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.3. Investment Intent. The Lender is acquiring the Securities and the Equity Kicker Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.

4.4. Sophistication; Risk. The Lender, by reason of its business and financial experience, has the capacity to evaluate the merits and risks of, and protect its own interests in connection with, the investment in the Securities, and is able to bear the economic risk of an investment in the Securities for an indefinite period of time and the loss of its entire investment.

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4.5. Information; Reliance. The Lender has had an opportunity to review the Registration Statement, ask questions of the Company's management and obtain such additional information as it has deemed necessary to make an informed investment decision.

4.6. No General Solicitation. The Lender is not acquiring the Securities as a result of any general solicitation or general advertising within the meaning of Regulation D under the Securities Act.

4.7. Restricted Securities. The Lender understands that the Securities, the Conversion Shares, the Equity Kicker Shares and the Warrant Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act, may bear customary restrictive legends, and may not be resold in the absence of an effective registration statement or an applicable exemption.

ARTICLE V — COVENANTS OF THE COMPANY

5.1. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuance of the Equity Kicker Shares pursuant to Section 1.5 and solely for the purpose of issuance upon conversion of the Note and exercise of the Warrant, that number of shares of Common Stock issuable upon such conversion or exercise.

5.2. Registration Rights. The Company shall register the Conversion Shares and the Warrant Shares (together with the Equity Kicker Shares, the "Registrable Securities") in connection with the IPO, by including the Registrable Securities in the Registration Statement (or, if not so included, in a separate resale registration statement on Form S-1 or other appropriate form filed concurrently with, and declared effective contemporaneously with, the Registration Statement). The Company shall use its best efforts to cause such registration to be effective by the IPO Closing Date so that the Registrable Securities are freely tradable upon issuance, subject only to the ninety (90) day lock-up restriction set forth in Section 5.6. To the extent the Registrable Securities cannot be included in the Registration Statement, the Company shall (i) no later than thirty (30) days following the closing of the IPO, file a resale registration statement on Form S-1 (or such other appropriate form) covering the Registrable Securities, (ii) use commercially reasonable efforts to cause such resale registration statement to be declared effective by the SEC as promptly as practicable (and in any event not later than the expiration of the Lock-Up Period), and (iii) keep such resale registration statement effective until the earlier of (A) the date on which all Registrable Securities have been sold or (B) the date on which all Registrable Securities may be sold without restriction under Rule 144 of the Securities Act. The Lender's registration rights shall be no less favorable than those provided to the Representative or to any investor in any concurrent or contemporaneous financing of the Company. The Company shall pay all expenses of registration (other than underwriting discounts and selling commissions on shares sold by the Lender). In connection with the registration of the Registrable Securities, the Lender agrees to be bound by the ninety (90) day lock-up set forth in Section 5.6, and shall, if so requested by the Representative, deliver a customary lock-up letter substantially consistent with Section 5.6 prior to the pricing of the IPO.

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5.3. Negative Covenants. From the Closing Date until the date on which the Note has been repaid in full or converted, the Company shall not, without the Lender's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed): (i) incur additional Indebtedness other than (A) Indebtedness under the Senior Bank Facility, (B) Indebtedness ranking pari passu with the Note that meets the requirements of the Pari Passu Notes covenant in the Note, (C) ordinary course trade payables, and (D) other permitted Indebtedness mutually agreed in writing; (ii) create or permit any Liens on its assets other than Permitted Liens; (iii) pay any dividend or make any distribution on, or repurchase or redeem, any equity securities (other than ordinary course repurchases from terminated service providers at cost); (iv) sell, lease, transfer or otherwise dispose of all or substantially all of its assets; (v) enter into any transaction with an Affiliate other than on arm's-length terms in the ordinary course of business; or (vi) effect any fundamental change, merger, consolidation, recapitalization, reorganization or similar transaction.

5.4. Pari Passu Treatment. The Company shall ensure that, until the Note has been repaid in full or converted, the Note shall rank pari passu in right of payment with all Other Convertible Notes of the Company, and the Company shall not enter into any agreement, instrument, amendment or arrangement that would cause the Note to be subordinate to any Other Convertible Note. Any payments made by the Company on convertible note Indebtedness ranking pari passu with the Note shall be made on a ratable basis among all such pari passu holders, except as may be permitted under any applicable subordination, intercreditor or similar agreement to which the Lender is a party.

5.5. Subordination to Senior Bank. The Note and all obligations of the Company thereunder, and the Lender's security interest in the Collateral under the Security Agreement, shall be, and the Lender hereby acknowledges and agrees that they shall be, subordinate in right of payment and in lien priority to all Senior Indebtedness owing to Western Alliance Bank pursuant to the Senior Bank Facility, on the terms set forth in the Subordination Agreement, in customary form and substance acceptable to Western Alliance Bank (the "Subordination Agreement"). The Lender shall execute and deliver, at the Closing and from time to time thereafter, such intercreditor agreements, subordination acknowledgments, payoff letters and similar documents as Western Alliance Bank may reasonably require, including documents required pursuant to the Senior Bank Facility. In the event of any inconsistency between this Agreement (or any other Transaction Document) and the Subordination Agreement, the Subordination Agreement shall control.

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5.6. 90-Day IPO Lock-Up. In connection with the IPO, and at the request of the Representative, the Lender hereby covenants and agrees that, for a period of ninety (90) days commencing on the closing date of the IPO (the "Lock-Up Period"), the Lender shall not, without the prior written consent of the Representative: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Note, the Warrant, any Conversion Shares, any Warrant Shares, any Equity Kicker Shares, or any other securities of the Company beneficially owned or controlled by the Lender (collectively, the "Lock-Up Securities"); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; or (iii) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities; provided, however, that the foregoing restrictions shall not apply to (A) transfers by gift, will, intestate succession, or to any trust for the direct or indirect benefit of the Lender or its immediate family or affiliates, (B) transfers to any affiliate of the Lender, or (C) the conversion or exercise of any Securities (provided that any shares received upon such conversion or exercise shall remain subject to this Section 5.6 for the remainder of the Lock-Up Period), in each case so long as the transferee agrees in writing to be bound by this Section 5.6. The Lender shall, if so requested by the Representative, execute and deliver to the Representative a customary lock-up letter substantially consistent with this Section 5.6 prior to the pricing of the IPO. This Section 5.6 is intended to be enforceable by, and shall inure to the benefit of, the Representative as a third-party beneficiary.

5.7. Information Rights. Until the Note is repaid or converted in full, the Company shall furnish to the Lender (i) within ninety (90) days after the end of each fiscal year, audited annual financial statements; (ii) within forty-five (45) days after the end of each fiscal quarter (other than the fourth fiscal quarter), unaudited quarterly financial statements; and (iii) such other information as the Lender may reasonably request from time to time. Information rights set forth in this Section shall be deemed satisfied by the Company's public filings with the SEC after the IPO.

5.8. Notice of Default; Material Events. The Company shall promptly notify the Lender of (i) the occurrence of any Event of Default or any event that, with notice or lapse of time, would constitute an Event of Default; (ii) any material litigation, governmental investigation or proceeding affecting the Company; and (iii) any Material Adverse Effect.

ARTICLE VI — CONDITIONS PRECEDENT TO CLOSING

6.1. Conditions to Lender's Obligation. The obligation of the Lender to consummate the Closing is subject to the satisfaction (or written waiver by the Lender) of the following conditions: (i) the representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date; (ii) the Company shall have performed and complied in all material respects with all of its covenants; (iii) the Company shall have delivered all documents and instruments required under Section 2.2; (iv) the Lender shall have completed its legal, business and financial due diligence to its reasonable satisfaction; (v) the Lender's security interest in the Collateral shall have been duly perfected by the filing of UCC-1 financing statements and any other necessary filings; (vi) the Subordination Agreement with Western Alliance Bank shall have been executed and delivered; and (vii) no Material Adverse Effect shall have occurred since the date of this Agreement.

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6.2. Conditions to Company's Obligation. The obligation of the Company to consummate the Closing is subject to (i) the truth and correctness in all material respects of the Lender's representations and warranties; (ii) performance by the Lender in all material respects of its covenants; and (iii) receipt of the Purchase Price by the Company.

ARTICLE VII — INDEMNIFICATION

7.1. Indemnification by the Company. Subject to the limitations of applicable law and Section 7.3, the Company shall indemnify, defend and hold harmless the Lender and its affiliates, and their respective officers, directors, members, managers, employees, agents and representatives (collectively, the "Lender Indemnitees"), from and against any and all losses, claims, damages, liabilities and reasonable out-of-pocket expenses (including reasonable attorneys' fees) arising out of any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any other Transaction Document.

7.2. Indemnification by the Lender. Subject to applicable law, the Lender shall indemnify, defend and hold harmless the Company from any losses arising from any breach by the Lender of its representations, warranties or covenants herein.

7.3. Limits on Indemnification. In no event shall any Party's aggregate liability under this Article VII exceed the Purchase Price, except in the case of fraud, willful misconduct or intentional misrepresentation.

ARTICLE VIII — MISCELLANEOUS

8.1. Expenses. At the Closing, the Company shall reimburse the Lender for all reasonable and documented out-of-pocket fees and expenses (including legal fees) incurred by the Lender in connection with the negotiation, documentation and closing of the Financing, up to a cap of $2,400.00. If the Closing does not occur other than as a result of a default by the Lender, the Company shall reimburse the Lender for such fees and expenses (subject to the same cap) promptly upon termination.

8.2. Governing Law; Jurisdiction. This Agreement and the other Transaction Documents shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to conflict-of-laws principles. The Parties hereby submit to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for the resolution of all disputes arising hereunder.

8.3. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed given (i) when delivered personally; (ii) one (1) business day after deposit with a recognized overnight courier; or (iii) when sent by email (with confirmation of delivery), in each case to the addresses set forth on the Parties' signature pages or to such other address as a Party may specify by notice.

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8.4. Entire Agreement; Amendment. This Agreement, together with the other Transaction Documents, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and term sheets, except that the binding sections of the Term Sheet dated April 23, 2026 shall remain in effect to the extent not superseded hereby. This Agreement may be amended only by a writing signed by both Parties.

8.5. Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, except that the Lender may assign its rights and obligations hereunder to an affiliate without the Company's consent, provided such affiliate agrees in writing to be bound by the terms hereof and is an "accredited investor".

8.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

8.7. Severability. If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

8.8. Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Signatures delivered by electronic transmission (including DocuSign or PDF) shall have the same effect as original signatures.

8.9. Survival. The representations, warranties and covenants of the Parties set forth herein shall survive the Closing for the periods set forth herein or, if not specified, for the maximum period permitted by applicable law.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Note and Warrant Purchase Agreement as of the Effective Date.

Exyn Technologies, Inc.

By:	/s/ Brandon Torres Declet

Name: Brandon Torres Declet

Title: Chief Executive Officer

Date:	04/30/2026

Evergreen Capital Management, LLC

By:	/s/ Jeff Pazdro

Name: Jeff Pazdro

Title: Manager
Date:	04/30/2026

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EXHIBITS AND SCHEDULES

Exhibit A — Form of Senior Secured Convertible Promissory Note

Exhibit B — Form of Security Agreement

Schedule 3.3 — Capitalization / Other Convertible Notes Outstanding

Schedule 3.8 — Existing Indebtedness

Note: The form of Common Stock Purchase Warrant shall be substantively identical to the IPO Warrant being offered by the Company in the IPO, with such modifications as are necessary to reflect this Agreement and the Term Sheet (including a per-share exercise price equal to the IPO Price). The Subordination Agreement shall be on the customary form provided by Western Alliance Bank. The Lender shall, if requested by the Representative, deliver a customary lockup letter substantially consistent with Section 5.6 prior to pricing of the IPO.

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